UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2017

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 13, 2017, Heartland Financial USA, Inc. (“Heartland") and Minnetonka, MN-based Signature Bancshares, Inc. (“Signature”) jointly announced the signing of a definitive merger agreement (the “Agreement”), pursuant to which Signature will be acquired by Heartland. Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding shares of Signature common stock will be converted into cash and shares of Heartland common stock.

Based on Heartland’s closing common stock price of $47.30 per share on November 10, 2017, the stock and cash transaction is valued at approximately $53.4 million (including the consideration to be paid in exchange for the termination of Signature options), subject to certain adjustments. The actual transaction value will change due to fluctuations in the price of Heartland common stock.

Simultaneous with closing of the transaction, Signature Bank will be merged into Heartland’s Minnesota-based subsidiary, Minnesota Bank & Trust, with the merged entity operating under the Minnesota Bank & Trust name. The transaction is subject to customary closing conditions, including approvals by Signature shareholders and bank regulatory authorities, and is expected to close during the first quarter of 2018, with a systems conversion the second quarter of 2018.

A copy of the press release announcing the Agreement is attached as Exhibit 99.1. In addition, Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to its acquisition of Signature. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this presentation.

The foregoing information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing or document.

Additional Information and Where to Find It

This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and Signature Bancshares, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be provided to Signature shareholders in connection with the special shareholder meeting Signature will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Signature Bancshares, Inc. shareholders of record on the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on Form S-4 that includes the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
99.1 Press Release dated November 13, 2017
99.2 Supplemental Information dated November 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer